Exhibit (n)(2)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

PennantPark Investment Corporation and Subsidiaries

Our audit of the consolidated financial statements and internal control over financial reporting referred to in our reports dated November 21, 2016, (appearing in the accompanying registration statement on Form N-2) also included an audit of the senior securities table of PennantPark Investment Corporation and Subsidiaries (collectively, the Company) for the year ended September 30, 2016 appearing in this Registration Statement on Form N-2. This table is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audit of the consolidated financial statements.

In our opinion, the senior securities table for the year ended September 30, 2016, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ RSM US LLP

New York, NY

November 21, 2016